United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024 (May 30, 2024)

Payoneer Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40547	86-1778671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

195 Broadway, 27th floor New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 600-9272

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	PAYO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.01 par value, at an exercise price of $11.50 per share	PAYOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 30, 2024, Payoneer Global Inc. (the “Company”) held its annual meeting of stockholders.

Proposal 1 – Election of Directors

The Class III Directors proposed by management were elected with a tabulation of votes as shown below. The Directors also had broker non-votes totaling 59,335,852.

Name	For	Withheld
Shards Caro del Castillo	214,127,020	8,970,012
Christopher (Woody) Marshall	185,791,471	37,305,561
Pamela H. Patsley	178,784,125	44,312,907

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The earlier appointment by the Audit Committee of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the 2024 fiscal year was ratified by stockholders with 279,770,251 shares voted in favor, 1,339,854 shares voted against, and 1,322,779 shares abstained.

Proposal 3 – Non-Binding Advisory Vote to Approve Named Executive Officer Compensation

The compensation paid to our named executive officers was approved on a non-binding, advisory basis by stockholders with 208,054,197 shares voted in favor, 14,910,474 shares voted against, and 132,361 shares abstained. The proposal also had broker non-votes totaling 59,335,852.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYONEER GLOBAL INC.

June 3, 2024	By:	/s/ John Caplan
Name: John Caplan
Title: Chief Executive Officer